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Exhibit 5.2

[Vinson & Elkins LLP Letterhead]

February 9, 2011
MarkWest Energy Partners, L.P.
1515 Arapahoe Street
Tower 1, Suite 1600
Denver, Colorado 80202-2126

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership") and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the "Initial Registration Statement") filed on January 13, 2010 and Post-Effective Amendment No. 1 to the Initial Registration Statement (the "Amendment," and together with the Initial Registration Statement, the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission"). The Amendment relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), of full and unconditional guarantees (the "Guarantees") by the Partnership's subsidiaries listed as co-registrants in the Registration Statement (the "Subsidiary Guarantors") of the Partnership's debt securities

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        We have examined the Registration Statement, including the Prospectus, the senior indenture and first supplemental indenture thereto, each dated as of November 2, 2010, by and among the Partnership, MarkWest Energy Finance, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (collectively, the "Senior Indenture"), the form of Subordinated Indenture (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures") filed as an exhibit to the Registration Statement, the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"), the Certificate of Limited Partnership (the "Certificate") filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of MarkWest Energy Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

        In connection with this opinion, we have assumed that:

          (i)  the Registration Statement, and any amendments thereto (including the Amendment and any other post-effective amendments), will have become effective;

         (ii)  a Prospectus Supplement will have been prepared and filed with the Commission describing the Guarantees offered thereby;

        (iii)  all Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

        (iv)  a definitive purchase, underwriting or similar agreement with respect to any Guarantees offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

         (v)  the Indentures relating to the Guarantees will be duly authorized, executed and delivered by the parties thereto;

        (vi)  the Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; and

       (vii)  each person signing the Indentures will have the legal capacity and authority to do so.

        Based upon and subject to the foregoing, we are of the opinion that, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, MarkWest Energy Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Guarantees; and (iii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, MarkWest Energy Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Guarantees will be legally issued and will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity.

        The opinions expressed herein are qualified in the following respects:

        (1)   We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

        (2)   We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        (3)   This opinion is limited in all respects to federal laws, the Delaware Limited Liability Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

        We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.2